UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 26, 2021

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2021, the Board of Directors (the “Board”) of Novo Integrated Sciences, Inc. (the “Company”), pursuant to power granted to the Board in the Company’s bylaws, increased the size of the Board from four persons to seven persons. In addition, the Board named the following persons to serve as directors to fill the newly created vacancies:

Michael Pope

Robert Oliva

Alex Flesias

Each of Messrs. Pope, Oliva and Flesias qualifies as an independent director under the listing rules of the Nasdaq Stock Market (“Nasdaq”), and each will serve as a director until his respective earlier death, resignation or removal from office. Also on January 26, 2021, the Board established an Audit Committee and named each of Messrs. Pope, Oliva and Flesias to serve as members thereof. Mr. Pope will serve as Chairman of the Audit Committee. A copy of the Audit Committee Charter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Michael Pope, age 40, serves as the CEO and Chairman at Boxlight Corporation (Nasdaq: BOXL), a global provider of interactive technology solutions, where he has been an executive since July 2015 and director since September 2014. Mr. Pope has led Boxlight through nine acquisitions from 2016 to 2020, a Nasdaq IPO in November 2017, and over $100 million in debt and equity fundraising. He previously served as Managing Director at Vert Capital, a private equity and advisory firm from October 2011 to October 2016, managing portfolio holdings in the education, consumer products, technology and digital media sectors. Prior to joining Vert Capital, from May 2008 to October 2011, Mr. Pope was Chief Financial Officer and Chief Operating Officer for the Taylor Family in Salt Lake City, managing family investment holdings in consumer products, professional services, real estate and education. Mr. Pope also held positions including senior SEC reporting at Omniture (previously listed on Nasdaq and acquired by Adobe (Nasdaq:ADBE) in 2009) and Assurance Associate at Grant Thornton. He holds an active CPA license and serves on the boards of various organizations. Mr. Pope has served as a member of the board of directors of Focus Universal, Inc. (OTCQB: FCUV) (“Focus Universal”) since June 2018. Focus Universal is a universal smart instrument developer and manufacturer specializing in the development and commercialization of novel and proprietary universal smart technologies and instruments. In addition, Mr. Pope served as a director of DS Healthcare Group, Inc. (“DS Healthcare”), a developer of proprietary technologies and products for hair care and personal care needs, from April 2015 to April 2016. DS Healthcare was previously registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University with academic honors. Our Board believes Mr. Pope’s broad and extensive finance and operations experience uniquely position him to provide a wide array of insight and knowledge as the Company pursues its next phase of growth and expansion.

The Company and Mr. Pope entered into a letter agreement on January 26, 2021, pursuant to which the Company agreed to the following compensation in consideration for serving on the Board and as Chair of the Audit Committee:

●	Year 1—Pursuant to the Company’s current incentive plan, the Board will grant Mr. Pope an option to purchase a number of shares of the Company’s common stock equal to $125,000. The option will vest ratably and monthly over the first year of service and terminate after five years.

●	Year 2—On the first anniversary of appointment and pursuant to the Company’s then-current incentive plan, the Board will grant Mr. Pope an option to purchase a number of shares of common stock equal to $125,000. The option will vest ratably and monthly over one year and terminate after five years.

In addition, subject to and contingent on the Company successfully uplisting to Nasdaq, commencing on the date the Company successfully uplists to Nasdaq, the Company will pay Mr. Pope $15,000 annually, to be paid quarterly in equal installments over the year.

Robert “Rob” Oliva, age 57, is the owner of Toronto based Venture Metal Works, a leading mid-market enterprise which specializes in architectural and structural steel design, fabrication and manufacturing for the construction industry throughout Canada. Prior to founding Venture Metal Works in 2011, for 28 years Mr. Oliva worked for, and ultimately became the owner of, Tor Steel Company Limited, which provided architectural and structural steel products for the Canadian based construction industry. For over 39 years, Mr. Oliva has developed proven expertise in delivering system and operational efficiency while managing aggressive, yet sustainable growth. As a successful business owner, he brings the Company a wealth of knowledge in areas related to implementing efficient operational strategy, developing system processes, supply-chain management and sales. Mr. Oliva’s proven business development success provides the Company with the ability to determine the optimal balance of both present activity and future vision and its direct impact on the Company’s strategic direction and priorities.

The Company and Mr. Oliva entered into a letter agreement dated January 25, 2021, pursuant to which the Company agreed to the following compensation in consideration for serving on the Board and as a member of the Audit Committee:

●	Year 1—Pursuant to the Company’s current incentive plan, the Board will grant Mr. Oliva an option to purchase a number of shares of the Company’s common stock equal to $75,000. The option will vest ratably and monthly over the first year of service and terminate after five years.

●	Year 2—On the first anniversary of appointment and pursuant to the Company’s then-current incentive plan, the Board will grant Mr. Oliva an option to purchase a number of shares of common stock equal to $125,000. The option will vest ratably and monthly over one year and terminate after five years.

Alex Flesias, B.A., LLB, age 46, has been a partner at Hammond Flesias Law Firm in Toronto, Canada since 2007. Mr. Flesias manages a general commercial litigation practice with a strong focus on construction and real estate related matters. He has extensive experience litigating complex disputes involving financial institutions, as well as landlord-tenant matters. In 1997, Mr. Flesias graduated with an Honours Bachelor of Arts Degree in Political Science and History from the University of Toronto, followed by earning his Master of Arts degree in Political Science at York University in 1998. Mr. Flesias obtained his LLB from Osgoode Hall Law School in 2000. As a lawyer with vast exposure to the business world, Mr. Flesias provides the Company with a unique diversity of thought and background integral to making well informed decisions and judgments.

The Company and Mr. Flesias entered into a letter agreement dated January 25, 2021, pursuant to which the Company agreed to the following compensation in consideration for serving on the Board and as a member of the Audit Committee:

●	Year 1—Pursuant to the Company’s current incentive plan, the Board will grant Mr. Flesias an option to purchase a number of shares of the Company’s common stock equal to $75,000. The option will vest ratably and monthly over the first year of service and terminate after five years.

●	Year 2—On the first anniversary of appointment and pursuant to the Company’s then-current incentive plan, the Board will grant Mr. Flesias an option to purchase a number of shares of common stock equal to $125,000. The option will vest ratably and monthly over one year and terminate after five years.

Item 7.01. Regulation FD Disclosure.

On January 28, 2021, the Company issued a press release announcing the increase in the size of the Board and the appointment of three independent directors. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Audit Committee Charter.
99.2	Press release of the registrant dated January 28, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: January 28, 2021	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer